THE PREFERRED ASSET ALLOCATION FUND
                 A SERIES OF THE PREFERRED GROUP OF MUTUAL FUNDS

                                                                January 12, 1998
                              INFORMATION STATEMENT

                               GENERAL INFORMATION


         This Information Statement, which is first being mailed on or about January 12, 1998, is distributed in connection with action to be taken by written consent of the Majority Shareholders (as defined below) of the Preferred Asset Allocation Fund (the "Fund"), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about February 1, 1998, all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Trustees of the Trust (the "Trustees") have set December 22, 1997 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this Information Statement. On the Record Date, 8,840,628.863 shares of the Fund were outstanding, and the Trustees and Officers of the Fund owned less than 1% of the Fund's outstanding shares. Information concerning shareholders who were known to be the beneficial owners of more than 5% of the Fund's shares as of the Record Date is set forth below.

                                                              Amount and Nature of
Name of Beneficial Owner                                      Beneficial Ownership             Percent of the Fund
------------------------------------                   ------------------------------------------------------------------------
Caterpillar Investment Trust 401(k) Plan                         3,668,796.8470                      41.50%
Caterpillar Inc. Supplemental Unemployment and                   2,833,346.4000                      32.05%
Benefits Group Insurance Trust A and Trust B
(together with the Caterpillar Investment Trust
401(k) Plan, the "Majority Shareholders")
Gregory Poole Equipment                                            464,851.1700                       5.26%
Company Retirement and Profit Sharing Plan
-----------------------------------------------------  ----------------------------------  ---------------------------

         The address of each of the Majority Shareholders listed above is 100 N.E. Adams Street, Peoria, Illinois 61629. The address of Gregory Poole Equipment Company Retirement and Profit Sharing Plan is P.O. Box 469, Raleigh, NC 27602.

         As described more fully below, a transaction (the "Transaction") involving PanAgora Asset Management, Inc. ("PanAgora"), a subadviser to the Fund, was entered into on November 25, 1997. Consummation of the Transaction may constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the existing subadvisory agreement (the "Current Agreement") between PanAgora and Caterpillar Investment Management Ltd. ("CIML") with respect to the Fund. As required by the 1940 Act, the Current Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new subadvisory agreement (the "New Agreement") between PanAgora and CIML is being proposed for approval by shareholders of the Fund. The New Agreement for the Fund is identical to the Current Agreement in all respects except for the date on which the Agreement takes effect and the date on which the Agreement must initially be renewed by the Trustees.

         The Trustees, including the Trustees who are not parties to either agreement and are not "interested persons" (as defined under the 1940 Act) (the "Independent Trustees"), have recommended that shareholders of the Fund approve the New Agreement and the Majority Shareholders have indicated on a preliminary basis that they intend to grant such approval by written consent. A description of the Current Agreement and the New Agreement, the services provided and to be provided thereunder, and the procedures for termination and renewal thereof is set forth below under "Description of Current and Proposed Agreements."

         FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS, WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

                                 THE TRANSACTION

         PanAgora is a registered investment adviser with approximately $15 billion in assets under management as of October 30, 1997. Fifty percent of PanAgora's outstanding voting stock is owned by Nippon Life Insurance Company ("Nippon Life"), 2-2 Yurakucho 1-chrome Chiyoda-KU, Tokyo, 100, Japan, and the remaining fifty percent is currently owned by Lehman Brothers, Inc. ("Lehman"), 3 World Financial Center, 200 Vesey Street, New York, New York 10285.

         On November 25, 1997, Putnam Investments, Inc. ("Putnam"), One Post Office Square, Boston, Massachusetts 02109 signed a purchase and sale agreement with Lehman pursuant to which Putnam will purchase Lehman's entire holdings of PanAgora stock, together with Lehman's 50% interest in an investment adviser based in the United Kingdom and also jointly owned by Nippon Life. Pursuant to the terms of the agreement, the Transaction is subject to certain conditions being satisfied prior to closing, including the approval by clients whose advisory contracts represent at least 85% of PanAgora's advisory fee revenues.

         Putnam is a subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036, a publicly-owned holding company whose principal businesses are international insurance and reinsurance brokerage, employee benefit consulting and investment management, which owns substantially all of Putnam's outstanding common stock.

         If the Transaction is consummated, Putnam will acquire 50% of the outstanding voting stock of PanAgora, which may be deemed to constitute a change in control of PanAgora. A change in control of PanAgora would constitute an "assignment" of the Current Agreement and would result in the automatic termination of that Agreement. In order to eliminate any uncertainty as to the effectiveness of the subadvisory arrangement for the Fund following the Transaction, the Trustees have recommended that the shareholders of the Fund approve the

New Agreement. The Majority Shareholders have indicated on a preliminary basis that they intend to grant such approval by written consent. It is expected that the Trustees will approve the New Agreement at their meeting scheduled to be held on January 22, 1998. If they do not approve the New Agreement, this Information Statement and the written consent of the Majority Shareholders will have no effect.

         Putnam provides investment management services to mutual funds and other institutional investors. As of November 1, 1997, Putnam's assets under management were in excess of $200 billion.

         Putnam has advised PanAgora and the Trustees that it does not expect the Transaction to have an adverse effect on operations of PanAgora or on PanAgora's ability to provide high quality advisory services to its clients. In addition, Putnam has advised PanAgora and the Trustees that it anticipates that all of PanAgora's investment advisory personnel and management team will continue in their present capacities after the Transaction. All fees and expenses incurred by the Fund relating to the New Agreement and this Information Statement will be paid by Putnam and Lehman. None of the Trust, the Fund or its shareholders will incur any related expenses.

                 DESCRIPTION OF CURRENT AND PROPOSED AGREEMENTS

         In order to assist it in carrying out its responsibilities as manager of the Fund, CIML has retained PanAgora under the Current Agreement to render subadvisory services to the Fund under the supervision of CIML and the Trustees. The sole initial shareholder of the Fund approved the Current Agreement, dated June 29, 1992, on June 30, 1992. The Trustees last approved the continuance of the Current Agreement, effective on and after June 29, 1997, at a meeting held on April 27, 1997.

         CIML pays the fees of PanAgora under the Current Agreement and, under the New Agreement, will continue to pay such fees. Under both Agreements, PanAgora receives a fee based on the Fund assets managed or advised by PanAgora (the "Fund Assets") together with any other assets managed or advised by PanAgora relating to Caterpillar Inc. or any of its affiliates. (The Fund Assets together with such other assets are collectively referred to as the "Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined Assets at the annual rate of 0.50% of the first $10 million of Combined Assets, 0.40% of the next $40 million of Combined Assets, 0.20% of the next $50 million of Combined Assets and 0.10% of Combined Assets in excess of $100 million. This amount is then allocated based upon the ratio of Fund Assets to Combined Assets. CIML has informed the Trust that for the fiscal year ended June 30, 1997, PanAgora was paid $77,664 for its services to the Fund.

         The Current and New Agreements provide that, subject to the supervision of the Trustees and CIML, PanAgora will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Current and New Agreements also require PanAgora to furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties thereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         Each of the Current and New Agreements provides that it will continue in effect for an initial term of two years from its date of execution (which, in the case of the New Agreement, is expected to be approximately the time of consummation of the Transaction) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. Each of the Current and New Agreements terminates automatically in the event of its assignment, and may be terminated without penalty by the Trust at any time, on written notice to CIML and PanAgora, by CIML on sixty days' written notice to PanAgora and by PanAgora on ninety days' written notice to CIML and the Trust. Each of the Current and New Agreements generally may be amended only by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act).

         The Current and New Agreements provide that PanAgora shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

                               SHAREHOLDER CONSENT

         Approval of the New Agreement will require the consent of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholders have indicated that, as permitted by the Trust's by-laws, they intend to execute a consent to be effective on or about February 1, 1998, which would by itself constitute the necessary shareholder approval under the 1940 Act. NO ACTION IS REQUIRED TO BE TAKEN BY YOU AS A SHAREHOLDER OF THE FUND; THIS INFORMATION STATEMENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY IN LIGHT OF RELEVANT FEDERAL SECURITIES LAWS. If the Transaction is not consummated, the Current Agreement will remain in effect.

                                OTHER INFORMATION

         TRUSTEE REVIEW. The Trustees, including the Independent Trustees, reviewed all material provided by PanAgora and Putnam and its affiliates, and requested and received all information which they deemed relevant to form a judgment as to whether the New Agreement is in the best interests of the Fund and its shareholders.

         A primary consideration of the Independent Trustees was Putnam's representation that it expects no diminution in the scope and quality of subadvisory and other services to be provided by PanAgora under the New Agreement from that provided by PanAgora under the Current Agreement. The Independent Trustees considered the fact that the New Agreement would, except as described herein, have terms and conditions identical to those of the Current Agreement, and considered certain representations of Putnam, described above in the section entitled "The Transaction," with respect to its plans for PanAgora.

         In their consideration of the New Agreement, the Trustees noted that PanAgora may receive research services from brokers in connection with portfolio securities transactions for the Fund. The Trustees realize that research services furnished by brokers through which the Fund effects securities transactions may be used by PanAgora in advising other accounts that it advises. Conversely, research services furnished to PanAgora in connection with other accounts PanAgora advises may be used by PanAgora in advising the Fund. No material change in brokerage arrangements is contemplated to result from the approval of the New Agreement, however.

         PANAGORA ASSET MANAGEMENT, INC. The principal executive officers and directors of PanAgora are: Richard A. Crowell, Vice Chairman; Bruce Clarke, President, Chief Operating Officer and a Director; Michael Turpin, Treasurer and Director of Finance and Administration; and Peter Rathjens, Director of Global Investments. Edgar Peters, Paul Samuelson, Rudolph Petralia, Karen Muller, Haruaki Deguchi, Ian Lowitt, Masahiro Yamada and Hideichiro Kobayashi are all Directors of PanAgora.

         CATERPILLAR INVESTMENT MANAGEMENT LIMITED. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") dated as of June 29, 1992. The sole initial shareholder of the Fund approved the Management Contract on June 30, 1992, and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on April 27, 1997.

         Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with the Fund's Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the Trustees and officers of the Trust who are affiliated with CIML.

         Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.70% of such average net assets. For the fiscal year ended June 30, 1997, the Fund paid CIML $773,756. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

         The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The directors of CIML are: Ronald R. Rossmann, President and Director and Robert C. Frantz, Vice President and Director. The principal executive officer of CIML is Mr. Rossmann. The principal occupation of each of CIML's directors and of its principal executive officer is as a director or executive officer of CIML and certain of its corporate affiliates. Mr. Rossmann also serves as President of the Trust. In addition, Ms. Carol K. Burns, Manager of Marketing for CIML, serves as Vice President and Assistant Clerk of the Trust; Mr. Fred L. Kaufman, Vice President and Treasurer of CIML, serves as Vice President and Treasurer of the Trust; Mr. Richard P. Konrath, Clerk of CIML, serves as Clerk of the Trust and James F. Masterson and F. Lynn McPheeters, Director, Investor Relations and Treasurer, respectively, for Caterpillar Inc., serve as Trustees of the Trust. CIML is a Delaware corporation and a wholly owned subsidiary of Caterpillar Inc., a Delaware corporation. The address of the principal executive offices of each of CIML, Mr. Rossmann, Caterpillar Securities Inc., which is the Trust's principal underwriter, and the Fund is First Financial Plaza, 411 Hamilton Boulevard, Suite 1200, Peoria, Illinois 61602. The address of the principal executive offices of Caterpillar Inc. and Mr. Frantz is 100 N.E. Adams Street, Peoria, Illinois 61629.

         OTHER INVESTMENT COMPANIES. PanAgora serves as the adviser to The PanAgora Asset Allocation Fund, with net assets of approximately $37,700,000 as of November 30, 1997. The PanAgora Asset Allocation Fund is a series of The PanAgora Institutional Funds, a

Massachusetts business trust and registered open-end investment company. PanAgora receives fees for its services at the annual rate of 0.60% of the fund's average net assets. PanAgora has voluntarily agreed to waive all or a portion of its advisory fee and to limit the expenses of the PanAgora Asset Allocation Fund to the extent necessary to limit Total Fund Operating Expenses on an annualized basis to 0.90% of average daily net assets.

         AFFILIATED BROKERAGE. During the fiscal year ended June 30, 1997, the Preferred Growth Fund, a series of the Trust and an affiliate of the Fund, paid $31,054 in brokerage commissions to Lehman.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

                                                                        EX. - A



                         PREFERRED ASSET ALLOCATION FUND

                              SUBADVISER AGREEMENT


         Subadviser Agreement executed as of January __, 1998 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and PANAGORA ASSET MANAGEMENT, INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

         (a) Subject always to the control of the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), the Subadviser, at its expense, will furnish continuously an investment program for the Preferred Asset Allocation Fund series of the Trust (the "Fund") and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

         (b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         (c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

         (d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.       OTHER AGREEMENTS, ETC.

         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

         The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS
         AGREEMENT.

         This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of June __, 1992 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

         (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

         (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, or

         (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.       CERTAIN INFORMATION.

         The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.       NONLIABILITY OF SUBADVISER.

         In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.       EXERCISE OF VOTING RIGHTS.

         Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.      NOTICES.

         All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

         IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and PANAGORA ASSET MANAGEMENT, INC. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


                                         CATERPILLAR INVESTMENT MANAGEMENT LTD.



                                         By: _______________________________
                                               Title:


                                         PANAGORA ASSET MANAGEMENT, INC.


                                         By: _______________________________
                                               Title:


         The foregoing is accepted by:

                                         THE PREFERRED GROUP OF MUTUAL FUNDS


                                        By: ________________________________
                                               Title:

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                                   SCHEDULE A


         1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

                  "Fund Assets" shall mean the net assets of the Fund;

                  "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) and managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager,
         (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

                  "Combined Assets" shall mean the sum of Fund Assets and Plan Assets; and

                  "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

         2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

         3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

     FIRST                NEXT                 NEXT                 OVER
     $10                  $40                  $50                  $100
     MILLION              MILLION              MILLION              MILLION
     -------              -------              -------              -------
     0.50%                0.40%                0.20%                0.10%


                                       -1-



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